Exhibit 99.1

Marketing Technology Software Company

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2021

Subscription and Licenses Revenue Increases by 8%

Acquisition of Woorank and HawkSearch to Accelerate Growth

Woburn, Mass., May 17, 2021 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, today announced financial results for its fiscal second quarter ended March 31, 2021.

“Bridgeline is positioned for strong topline growth and has executed two acquisitions already this year,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer.

“In March, we acquired Woorank to accelerate our eCommerce360 strategy with a strong traffic app to help our customers improve their SEO ranking and it delivers to our business,” continued Mr. Kahn. “In addition to Woorank, this month we announced the acquisition of HawkSearch. HawkSearch builds upon our momentum in the Site Search market to expediate advanced features that helps HawkSearch and Celebros customers further grow their online revenue with stronger conversion, traffic, and average order value.”

Second Quarter Summary:

●

Total revenue, which is comprised of Licenses and Services revenue, was $2.9 million for the quarter ended March 31, 2021 as compared to $2.7 million for the same period in 2020. License revenue grew by 8% and Services decreased by 2%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 8% to $2 million for the quarter ended March 31, 2021, from $1.8 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 2% to 69% of total revenue for the quarter ended March 31, 2021, compared to 67% for the same period in 2020. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies and the inclusion of one month of Woorank revenue.

●

Services revenue decreased 2% or $14,000 to $885,000 for the quarter ended March 31, 2021 as compared to $899,000 for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 31% of total revenue for the quarter ended March 31, 2021, compared to 33% for the same period in 2020. Bridgeline’s overall strategy, called eCommerce 360, has been on increasing recurring subscription revenue with out-of-the-box Apps that require little or no services to implement. This focus and continued growth are expected to further increase our subscription and licenses to services revenue ratio.

●

Gross profit increased 16% or $254,000 to $1.8 million for the quarter ended March 31, 2021 as compared to $1.6 million for the same period in 2020. Cost of revenue decreased 10% or $118,000 to $1.1 million for the quarter ended March 31, 2021 compared to $1.2 million for the same period in 2020. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 63% for the quarter ended March 31, 2021, compared to 57% for the same period in 2020. Subscription and licenses gross margin were 70% for three months ended March 31, 2021 as compared to 60% for the same period in 2020. Services gross margin were 46% for the three months ended March 31, 2021 as compared to 49% for the same period in 2020.

●

Operating expenses decreased 24% or $616,000 to $1.9 million for the quarter ended March 31, 2021 from $2.6 million for the same period in 2020. Included within the quarterly totals as of March 31, 2021 are one month of Woorank costs offset by a reduction within our fixed costs to operate our cloud-based hosting model with Amazon Web Services and variable internal support costs.

●	Operating loss for the quarter ended March 31, 2021 is $127,000 as compared to $1 million for the same period in 2020.

●

Net loss applicable to common shareholders for the quarter ended March 31, 2021 is $556,000, compared to net income applicable to common shareholders of $795,000 for the same period in 2020. For the quarter ended March 31, 2021, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of March 31, 2021 of $2.89 from the previous quarter’s closing market share price of $2.58, resulted in a $418,000 non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset. For the three months ended March 31, 2020, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.8 million, respectively.

Year to Date Summary:

●

Total revenue, which is comprised of Licenses and Services revenue, was consistent at $5.7 million for the six months ended March 31, 2021 as compared to $5.6 million for the same period in 2020. License revenue grew by 12% and Services decreased by 14%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 12% to $4 million for the six months ended March 31, 2021 from $3.6 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 6% to 70% of total revenue for the six months ended March 31, 2021, compared to 64% for the same period in 2020. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies and the inclusion of one month of Woorank revenue.

●

Services revenue decreased 14% or $273,000 to $1.7 million for the six months ended March 31, 2021 as compared to $2 million for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 30% of total revenue for the six months ended March 31, 2021, compared to 36% for the same period in 2020. Bridgeline’s overall strategy, called eCommerce 360, has been on increasing recurring subscription revenue with out-of-the-box Apps that require little or no services to implement. This focus and continued growth are expected to further increase our subscription and licenses to services revenue ratio.

●

Gross profit increased 22% or $660,000 to $3.7 million for the six months ended March 31, 2021 as compared to $3 million for the same period in 2020. Cost of revenue decreased 20% or $520,000 to $2 million for the six months ended March 31, 2021 compared to $2.5 million for the same period in 2020. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 65% for the six months ended March 31, 2021, compared to 54% for the same period in 2020. Subscription and licenses gross margin were 71% for the six months ended March 31, 2021 as compared to 58% for the same period in 2020. Services gross margin were 51% for the six months ended March 31, 2021 as compared to 49% for the same period in 2020.

●

Operating expenses decreased 27% or $1.4 million to $3.6 million for the six months ended March 31, 2021 from $5 million for the same period in 2020. Included within the six month totals as of March 31, 2021 are one month of Woorank costs offset by offset by a reduction within our fixed costs to operate our cloud-based hosting model with Amazon Web Services and variable internal support costs.

●	Operating income for the six months ended March 31, 2021 is $52,000 as compared to an operating loss of $2 million for the same period in 2020.

●

Net loss applicable to common shareholders for the six months ended March 31, 2021 is $1.7 million, compared to $1.5 million for the same period in 2020. For the six months ended March 31, 2021, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of March 31, resulted in a cumulative $1.9 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the six months ended March 31, 2020, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $2.9 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Financial Results

Second Quarter

Total revenue, which is comprised of Licenses and Services revenue, was $2.9 million for the quarter ended March 31, 2021 as compared to $2.7 million for the same period in 2020. License revenue grew by 8% and Services decreased by 2%. Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 8% to $2 million for the quarter ended March 31, 2021, from $1.8 million for the same period in 2020. As a percentage of total revenue, licenses revenue increased 2% to 69% of total revenue for the quarter ended March 31, 2021, compared to 67% for the same period in 2020. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies and the inclusion of one month of Woorank revenue. Services revenue decreased 2% or $14,000 to $885,000 for the quarter ended March 31, 2021 as compared to $899,000 for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 31% of total revenue for the quarter ended March 31, 2021, compared to 33% for the same period in 2020.

Gross profit increased 16% or $254,000 to $1.8 million for the quarter ended March 31, 2021 as compared to $1.6 million for the same period in 2020. Cost of revenue decreased 10% or $118,000 to $1.1 million for the quarter ended March 31, 2021 compared to $1.2 million for the same period in 2020. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 63% for the quarter ended March 31, 2021, compared to 57% for the same period in 2020. Subscription and licenses gross margin were 70% for three months ended March 31, 2021 as compared to 60% for the same period in 2020. Services gross margin were 46% for the three months ended March 31, 2021 as compared to 49% for the same period in 2020.

Operating expenses decreased 24% or $616,000 to $1.9 million for the quarter ended March 31, 2021 from $2.6 million for the same period in 2020. Included within the quarterly totals as of March 31, 2021 are one month of Woorank costs offset by a reduction within our fixed costs to operate our cloud-based hosting model with Amazon Web Services and variable internal support costs, respectively.

Operating loss for the quarter ended March 31, 2021 is $127,000 as compared to $1 million for the same period in 2020.

Net loss applicable to common shareholders for the quarter ended March 31, 2021 is $556,000, compared to net income applicable to common shareholders of $795,000 for the same period in 2020. For the quarter ended March 31, 2021, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of March 31, 2021 of $2.89 from the previous quarter’s closing market share price of $2.58, resulted in a $418,000 non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset. For the three months ended March 31, 2020, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.8 million, respectively.

Adjusted EBITDA gain for the quarter ended March 31, 2021 is $235,000 or $0.05 per diluted share, compared to a loss of $331,000 or $0.08 per diluted share for the same period in 2020.

Year to Date

Total revenue, which is comprised of Licenses and Services revenue, was consistent at $5.7 million for the six months ended March 31, 2021 as compared to $5.6 million for the same period in 2020. License revenue grew by 12% and Services decreased by 14%. Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 12% to $4 million for the six months ended March 31, 2021 from $3.6 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 6% to 70% of total revenue for the six months ended March 31, 2021, compared to 64% for the same period in 2020. This increase is attributed to significant multi-year license renewals across our diverse portfolio of Fortune 500 companies and the inclusion of one month of Woorank revenue. Services revenue decreased 14% or $273,000 to $1.7 million for the six months ended March 31, 2021 as compared to $2 million for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 30% of total revenue for the six months ended March 31, 2021, compared to 36% for the same period in 2020.

Gross profit increased 22% or $660,000 to $3.7 million for the six months ended March 31, 2021 as compared to $3 million for the same period in 2020. Cost of revenue decreased 20% or $520,000 to $2 million for the six months ended March 31, 2021 compared to $2.5 million for the same period in 2020. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin increased to 65% for the six months ended March 31, 2021, compared to 54% for the same period in 2020. Subscription and licenses gross margin were 71% for the six months ended March 31, 2021 as compared to 58% for the same period in 2020. Services gross margin were 51% for the six months ended March 31, 2021 as compared to 49% for the same period in 2020.

Operating expenses decreased 27% or $1.4 million to $3.6 million for the six months ended March 31, 2021 from $5 million for the same period in 2020. Included within the six month totals as of March 31, 2021 are one month of Woorank costs offset by a reduction within our fixed costs to operate our cloud-based hosting model with Amazon Web Services and variable internal support costs, respectively.

Operating income for the six months ended March 31, 2021 is $52,000 as compared to an operating loss of $2 million for the same period in 2020.

Net loss applicable to common shareholders for the six months ended March 31, 2021 is $1.7 million, compared to $1.5 million for the same period in 2020. For the six months ended March 31, 2021, the Warrant Liability independent revaluation which considers the overall fluctuation in our closing market share price as of March 31, resulted in a cumulative $1.9 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the six months ended March 31, 2020, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $2.9 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA gain for the six months ended March 31, 2021 is $908,000 or $0.18 per diluted share, compared to a loss of $999,000 or $0.33 per diluted share for the same period in 2020.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, May 17, 2021 at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Mark G. Downey will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital Second Quarter 2021 Earnings Call
When:	Monday, May 17, 2021
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	8795831

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps.  To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2021	2020	2021	2020
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net loss applicable to common shareholders	$(3,609)	$(1,701)	$(5,327)	$(3,162)
Amortization of intangible assets	285	208	726	678
Stock-based compensation	43	53	133	133
Restructuring and acquisition-related charges	568	1	862	373
Convertible Preferred stock dividends		-	-	2,420
Non-GAAP adjusted net income/(loss)	$(2,713)	$(1,439)	$(3,606)	$442

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Amortization of intangible assets	0.05	0.05	0.14	0.21
Stock-based compensation	0.01	0.01	0.03	0.04
Restructuring and acquisition-related charges	0.10	0.00	0.17	0.11
Convertible Preferred stock dividends	-	-	-	0.74
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.46)	$(0.37)	$(0.70)	$0.14

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$(3,609)	$(1,701)	$(5,327)	$(742)
Provision for income tax	(1,176)	6	(1,175)	9
Interest and other expense, net	9	2	7	3
Government grant income	-	-	(88)	-
Change in fair value of warrants	4,161	1,843	6,020	(1,078)
Amortization of intangible assets	285	208	726	678
Depreciation	14	12	38	40
Restructuring and acquisition-related charges	568	1	862	373
Other amortization	7	4	13	13
Stock-based compensation	43	53	133	133
Adjusted EBITDA	$302	$428	$1,209	$(571)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$(0.61)	$(0.44)	$(1.04)	$(0.23)
Provision for income tax	(0.20)	0.00	(0.23)	0.00
Interest and other expense, net	0.00	0.00	0.00	0.00
Government grant income	-	-	(0.02)	-
Change in fair value of warrants	0.70	0.48	1.18	(0.33)
Amortization of intangible assets	0.05	0.05	0.14	0.21
Depreciation	0.00	0.00	0.01	0.01
Restructuring and acquisition-related charges	0.10	0.00	0.17	0.11
Other amortization	0.00	0.00	0.00	0.00
Stock-based compensation	0.01	0.01	0.03	0.04
Adjusted EBITDA per diluted share	$0.05	$0.11	$0.24	$(0.17)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	June 30	September 30
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,768	$861
Accounts receivable, net	1,325	665
Prepaid expenses	389	268
Other current assets	600	111
Total current assets	7,082	1,905
Property and equipment, net	248	238
Operating lease assets	533	294
Intangible assets, net	8,159	2,617
Goodwill	15,961	5,557
Other assets	80	49
Total assets	$32,063	$10,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$755	$-
Current portion of operating lease liabilities	176	96
Accounts payable	2,169	1,311
Accrued liabilities	754	599
Purchase price and contingent consideration payable	6,187	-
Paycheck Protection Program liability	-	88
Deferred revenues	2,796	1,511
Total current liabilities	12,837	3,605
Long-term debt, net of current portion	1,288	-
Operating lease liabilities, net of current portion	356	198
Warrant liabilities	8,823	2,486
Other long-term liabilities	425	15
Total liabilities	23,729	6,304

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series A Convertible Preferred stock: 264,000 shares authorized; no shares outstanding at June 30, 2021 and September 30, 2020	-	-
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at June 30, 2021 and September 30, 2020	-	-
Series D Convertible Preferred Stock: 4,200 shares authorized; 4200 shares issued and oustanding at June 30, 2021 and no shares outstanding at September 30, 2020 (liquidation preference of $4,200 at June 30, 2021)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 6,801,243 shares at June 30, 2021 and 4,420,170 shares at September 30, 2020, issued and outstanding	7	4
Additional paid-in-capital	87,663	78,316
Accumulated deficit	(78,910)	(73,583)
Accumulated other comprehensive loss	(426)	(381)
Total stockholders' equity	8,334	4,356
Total liabilities and stockholders' equity	$32,063	$10,660

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Digital engagement services	$821	$713	$2,543	$2,708
Subscription and licenses	2,624	1,919	6,612	5,494
Total revenue	3,445	2,632	9,155	8,202

Cost of revenue:
Digital engagement services	449	395	1,297	1,432
Subscription and licenses	744	684	1,919	2,190
Total cost of revenues	1,193	1,079	3,216	3,622
Gross profit	2,252	1,553	5,939	4,580

Operating expenses:
Sales and marketing	760	312	1,729	2,130
General and administrative	608	464	1,681	1,936
Research and development	625	402	1,453	1,218
Depreciation and amortization	306	224	777	731
Restructuring and acquisition-related expenses	568	1	862	373
Total operating expenses	2,867	1,403	6,502	6,388
Income (loss) from operations	(615)	150	(563)	(1,808)
Interest expense and other, net	(9)	(2)	(7)	(3)
Government grant income	-	-	88	-
Change in fair value of warrant liabilities	(4,161)	(1,843)	(6,020)	1,078
Loss before income taxes	(4,785)	(1,695)	(6,502)	(733)
Provision for (benefit from) income taxes	(1,176)	6	(1,175)	9
Net loss	$(3,609)	$(1,701)	$(5,327)	$(742)
Dividends on convertible preferred stock	-	-	-	(106)
Deemed dividend on amendment of Series A convertible
preferred stock	-	-	-	(2,314)
Net loss applicable to common shareholders	$(3,609)	$(1,701)	$(5,327)	$(3,162)
Net loss per share attributable to common shareholders:
Basic	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Diluted	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Number of weighted average shares outstanding:
Basic	5,939,021	3,876,677	5,117,586	3,264,734
Diluted	5,939,021	3,876,677	5,117,586	3,264,734